EXHIBIT 11.1


                         WESTERN NATIONAL CORPORATION

                      COMPUTATION OF EARNINGS PER SHARE
                (DOLLARS IN MILLIONS - EXCEPT PER SHARE DATA)


                                                               March 31,
                                                                 1996
                                                               ---------
PRIMARY:
Weighted average shares outstanding                                62.4
Common equivalent shares related to:
  Stock options at average market price
    (as determined by application of
    the treasury stock method)                                      0.3
                                                               --------
Weighted average shares and common stock equivalents               62.7
                                                               ========

  Net income                                                   $   24.0
                                                               ========

  Net income per common share                                  $   0.38
                                                               ========


                                                               March 31,
                                                                 1996
                                                               ---------
FULLY DILUTED:

Weighted average shares outstanding                                62.4
Common equivalent shares related to:
  Stock options at end of period price
    (as determined by application of
    the treasury stock method)                                      0.4
                                                               --------
Weighted average shares and common stock equivalents               62.8
                                                               ========

  Net income                                                   $   24.0
                                                               ========

  Net income per common share                                  $   0.38
                                                               ========
